UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2023

Yellow Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-12255	48-0948788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Commerce Street, Suite 1120
Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (913) 696-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	YELL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This filing amends Item 5.02 of the Current Report on Form 8-K, previously filed April 25, 2023 (the “Original 8-K”) to disclose that the Board of Directors (the “Board”) of Yellow Corporation (the “Company”) has completed its independence determination with regard to David H. Webber and to disclose the committees to which he has been named. Other than these amendments to Item 5.02 of the Original 8-K, no other changes are being made to the Original 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 19, 2023, the Company has appointed David H. Webber as a member of the Audit & Ethics Committee. The Board has affirmatively determined that Mr. Webber meets the independence standards in NASDAQ Listing Rule 5605(a)(2), NASDAQ Listing Rule 5605(c)(2)(A) and Exchange Act Rule 10A-3(b)(1), as well as the financial literacy requirements described in NASDAQ Listing Rule 5605(c)(2)(A).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YELLOW CORPORATION

Date:	May 25, 2023	By:	/s/ Leah K. Dawson
Leah K. Dawson Executive Vice President, General Counsel and Secretary